Exhibit 99.1

Stanley Black & Decker Reports 1Q 2017 Results

New Britain, Connecticut, April 21, 2017 … Stanley Black & Decker (NYSE: SWK) today announced first quarter 2017 financial results.

•	1Q’17 Revenues Totaled $2.8 Billion, Up 5% Versus Prior Year, Fueled By 5% Organic Growth

•	1Q’17 Operating Margin Rate Expanded 50 Basis Points To 13.6%; Excluding M&A Related Charges, Operating Margin Rate Expanded 110 Basis Points To A Record 1Q Rate Of 14.2%

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1Q’17 Diluted GAAP EPS Was $2.59; Excluding M&A Related Charges And Gain On Divestitures, 1Q’17 Diluted EPS Was $1.29 Reflecting Strong Operational Performance Which More Than Offset Currency Headwinds, Higher Restructuring, A One-Time Environmental Charge, And Higher Shares

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Raising 2017 Full Year Diluted GAAP EPS Guidance Range To $7.95 To $8.15 (From $7.63 To $7.83); Raising Adjusted EPS Guidance Range To $7.08 To $7.28 (From $6.98 To $7.18) Due Primarily To An Improved Outlook For The Company’s Industrial Businesses; Reiterating Free Cash Flow Conversion Of Approximately 100%

1Q’17 Key Points:

•	Net sales for the quarter were $2.8 billion, up 5% versus prior year, as positive volume (+5%) and acquisitions (+3%) more than offset currency (-1%) and divestitures (-2%).

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Gross margin rate for the quarter was 38.0%. Excluding charges, the gross margin rate was 38.2%, up 160 basis points from prior year as productivity and cost actions more than offset currency and commodity inflation.

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SG&A expenses were 24.4% of sales. Excluding charges, SG&A expenses were 24.0% of sales compared to 23.5% in 1Q’16, reflecting investments in SFS 2.0 growth initiatives moderated by continued tight cost management.

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Operating margin rate was 13.6%. Excluding charges, operating margin rate was 14.2% compared to 13.1% in 1Q’16, as operational actions to improve profitability more than offset unfavorable currency, growth investments and commodity inflation.

Exhibit 99.1

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Restructuring charges for the quarter were $15.8 million. Excluding restructuring charges relating to M&A, restructuring charges for the quarter were $15.3 million compared to $8.0 million in 1Q’16. In addition and as planned, the Company incurred $12.5 million relating to the settlement of a Canadian pension plan.

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Other, net totaled $106.2 million for the quarter. Excluding charges, Other, net totaled $66.1 million compared to $46.2 million in 1Q’16, reflecting the impact of a one-time $17 million environmental remediation charge in 1Q’17 relating to a legacy Black & Decker site.

•	Pre-tax gain on divestitures, relating primarily to the sale of the majority of the Company’s Mechanical Security businesses, was $269.2 million.

•	Tax rate was 16.8%. Excluding charges and gain on divestitures, tax rate was 25.0% versus the 25.8% 1Q’16 rate.

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Average diluted shares outstanding for the quarter were 151.5 million versus 147.6 million a year ago, reflecting the impact of share issuances in 4Q’16 associated with the Company’s 2013 Equity Units.

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Working capital turns for the quarter were 6.7, down 0.3 turns from prior year as a result of the recent Tools & Storage acquisitions (excluding such acquisitions turns increased 0.9 versus prior year).

Stanley Black & Decker’s President and CEO, James M. Loree, commented, “The first quarter was an excellent start to 2017 for Stanley Black & Decker. We reported robust organic growth of 5% and a record 14.2% operating margin rate, a 110 basis point expansion. Our organic growth was led by 6% growth in Tools & Storage, with a 4% contribution from Industrial, while Security was modestly positive. We were particularly pleased to see Engineered Fastening exceed its growth projections based on better than expected automotive performance.

“We continue to take strategic capital deployment actions for future growth while expanding our operating margin rate. During the quarter, we closed three important transactions which included adding iconic brands Lenox, Irwin and Craftsman to our strong portfolio of world-class brands and franchises. The sale of the majority of our Mechanical Security businesses allowed us to redeploy that capital into more fruitful growth opportunities. The Company is now working intensely to invest in product, brand and commercialization for the Craftsman brand, and to successfully integrate Newell tools, as we remain focused on our diversified industrial portfolio strategy.”

Exhibit 99.1

1Q’17 Segment Results

($ in M)
	Sales	Profit	Charges[1]	Profit Ex- Charges[1]	Profit Rate	Profit Rate Ex- Charges[1]

Tools & Storage	$1,855	$287.3	$17.3	$304.6	15.5%	16.4%

Security	$478	$50.9	$0.2	$51.1	10.6%	10.7%

Industrial	$473	$86.3	N/A	$86.3	18.3%	18.3%

1 See Merger And Acquisition (M&A) Related Charges On Page 5

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Tools & Storage net sales increased 9% versus 1Q’16 as volume (+6%) and acquisitions (+4%) more than offset unfavorable currency (-1%). Each region contributed to the 6% organic growth for the quarter with North America +8%, Europe +6%, and emerging markets +1%. New products, including sales from the DEWALT FlexVolt system, and consistently strong commercial execution fueled share gains in North America which continues to benefit from a healthy underlying U.S. tool market. Improving conditions in the industrial channels also contributed to growth in the region. Europe’s share gains continued with another quarter of above-market organic growth from new products and benefits from commercial actions, including an expanded retail footprint. Organic growth within the emerging markets, led by Latin America and Asia, was driven by the continued success of our mid-price-point product releases as well as pricing actions. Overall Tools & Storage segment profit rate, excluding charges, was 16.4%, above expectations and up from the 1Q’16 rate of 15.3%, as volume leverage, productivity and mix more than offset currency and commodity inflation.

Exhibit 99.1

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Security net sales decreased 5% versus 1Q’16 as price (+1%) and small, bolt-on electronic security acquisitions (+1%) were more than offset by the sale of the Mechanical Security business (-6%) and currency (-1%). North America delivered solid 2% organic growth, its highest growth quarter since 2Q’15, fueled primarily by higher automatic doors and healthcare volumes. Europe posted flat organic growth as strength within the Nordics and UK was offset by anticipated weakness in France. Overall Security segment profit rate, excluding charges, was 10.7%, down from the 11.9% prior year rate, reflecting the impact of the sale of the Mechanical Security business, growth investments and mix. The segment profit rate would have been approximately 11.4% inclusive of a full quarter’s results of the divested Mechanical Security business.

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Industrial net sales increased 3% versus 1Q’16 due to higher volumes (+5%) which more than offset price (-1%) and currency (-1%). Engineered Fastening organic revenues increased 4%, exceeding expectations for the quarter, as strong automotive system volumes more than offset weaker industrial and electronics volumes. Infrastructure organic revenues were up 2% as higher Hydraulic Tools volumes driven by successful commercial actions and improved market conditions, more than offset flat Oil & Gas volumes. Overall Industrial segment profit rate was 18.3%, up 180 basis points from the 1Q’16 rate, as volume leverage, productivity gains and cost control more than offset the impact of currency.

Updated 2017 Outlook

On March 10, 2017, the Company updated its 2017 earnings per share (“EPS”) outlook to $7.63 - $7.83 on a GAAP basis and $6.98 - $7.18 on an adjusted basis to reflect the sale of the majority of its Mechanical Security business and the purchase of the Craftsman brand and Newell Tools. The Company is now raising the ranges of its 2017 EPS outlook to $7.95 - $8.15 on a GAAP basis and to $7.08 - $7.28 on an adjusted basis, as it expects stronger full year results attributable primarily to an improved outlook for its industrial businesses. The Company also reiterates its free cash flow conversion estimate of approximately 100%.

The following reflects the key assumption changes to the Company’s prior EPS outlook:

•	Slightly higher overall Company organic growth for the year primarily attributable to an improved outlook for the Company’s industrial-related businesses (+~ $0.08)

•	Incremental cost and productivity actions (+~ $0.10)

Exhibit 99.1

•	Higher environmental charges attributable to the aforementioned first quarter 2017 charge, included in “Other, net” (-~ $0.08)

•	In addition, the Company’s 2017 EPS GAAP outlook reflects the above items as well as the impact of the finalization of the gain on divestitures

•	There is no change to the Company’s ~$50 million estimate of annual non-M&A related restructuring charges which included the impact of the planned 1Q’17 ~$12 million pension plan curtailment expense

Donald Allan Jr., Executive Vice President and CFO, commented, “Maintaining our focus on operational excellence, including integrating the Newell Tools business and building the Craftsman brand, while continuing to make balanced investments to support organic growth, position us to deliver on our updated 2017 financial outlook. We also remain committed to a strong investment-grade credit rating and expect that our capital allocation plans during 2017, combined with the incremental EBITDA from Newell and Craftsman, will bring our credit metrics back in line by early 2018.

“Stanley Black & Decker’s outlook for 2017 remains positive, though clearly there are ongoing macroeconomic and geopolitical challenges to navigate. We remain committed, as always, to strong day-to-day execution in alignment with our operating performance system, SFS 2.0. Through our focus on core and breakthrough innovation, digital and commercial excellence and functional transformation, we expect to continue delivering top-quartile results over the long term.”

Merger And Acquisition (“M&A”) Related Charges

Total M&A related charges in 1Q’17 were $58.0 million, primarily related to restructuring, deal and integration costs as well as non-cash inventory step-up charges. Gross margin included $6.8 million of these charges while SG&A included $10.7 million. Other, net and Restructuring include $40.0 million and $0.5 million, respectively, of these charges.

Gain On Divestitures

The Company sold the majority of its Mechanical Security businesses and one small Tools & Storage business during the first quarter. The pre-tax gain relating to these divestitures, the majority of which relates to the Mechanical Security sale, was $269.2 million.

Exhibit 99.1

The Company will host a conference call with investors today, April 21, 2017, at 8:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

You can also access the slides via the Stanley Black & Decker Investor Relations iPad & iPhone app from the Apple App Store by searching for “SWK Investor Relations”.

The call will be accessible by telephone within the U.S. at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297, and via the Internet at www.stanleyblackanddecker.com. To participate, please register on the web site at least fifteen minutes prior to the call and download and install any necessary audio software. Please use the conference identification number 4004596. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or +1 (404) 537-3406 using the passcode 4004596. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Exhibit 99.1

Investor Contacts:

Greg Waybright
Vice President, Investor Relations
greg.waybright@sbdinc.com
(860) 827-3833

Michelle Hards
Director, Investor Relations
michelle.hards@sbdinc.com
(860) 827-3913

Media Contacts:

Shannon Lapierre
Vice President Communications / Public Relations
shannon.lapierre@sbdinc.com
(860) 827-3575

Tim Perra
Vice President Communications
tim.perra@sbdinc.com
(860) 826-3260

Organic sales growth is defined as total sales growth less the sales of companies acquired in the past twelve months and any foreign currency impacts. Operating margin is defined as sales less cost of sales and selling, general and administrative expenses.  Management uses operating margin and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The normalized statement of operations and business segment information, as reconciled to GAAP on pages 13 and 14 for 2017, is considered relevant to aid analysis of the Company’s margin and earnings results aside from the material impact of the acquisition-related charges and gain on sales of businesses.

Exhibit 99.1

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not historical, including but not limited to those regarding the Company’s ability to: (i) achieve full year 2017 diluted GAAP EPS of $7.95 - $8.15 and Adjusted EPS of $7.08 - $7.28; (ii) generate with the Craftsman Brand approximately $100 million average annual revenue growth over the next 10 years and accretion to earnings of approximate $0.08 per share in 2017 (excluding charges); (iii) achieve with the integration of Newell Tools, $80-$90 million in total cost synergies, significant potential revenue synergies, and accretion to earnings of approximately $0.24 per share in 2017 (excluding charges); (iv) generate 2017 free cash flow conversion approximating 100%; (v) achieve its objective of doubling the size of the Company by 2022 while expanding its margin rate; and (vi) bring its credit metric back in line by early 2018, (collectively, the “Results”); are “forward-looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the Results as described above is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward-looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, or those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent, or based, upon: (i) continued improved results from the Company’s Industrial Businesses; (ii) the Company’s ability to invest in product, brand and commercialization of the Craftsman brand and to successfully integrate Newell Tools while remaining focused on its diversified industrial portfolio strategy; (iii) the Company’s ability to deliver slightly higher overall organic growth of approximately an additional $0.08 per share; (iv) the Company’s ability to achieve incremental cost and productivity actions of approximately $0.10 per share and limit the impact of higher environmental charges included in “Other, net” to approximately negative ($0.08) per share; (v) commodity inflation combined with foreign exchange headwinds being approximately $100-105 million in 2017; (vi) core (non M&A) restructuring charges being approximately $50 million in 2017 (inclusive of the 1Q 2017 approximately $13 million pension settlement), and 2017 tax rate relatively consistent with the 2016 levels; (vii) to identify, close and integrate appropriate acquisition opportunities, within desired timeframes at reasonable cost; (viii) successful integration of existing and any newly acquired businesses and formation of new business platforms; (ix) the continued acceptance of technologies used in the Company’s products and services, including the new DEWALT FLEXVOLT™ product; (x) the Company’s ability to manage existing Sonitrol franchisee and Mac Tools relationships; (xi) the Company’s ability to minimize costs associated with any sale or discontinuance of a business or product line, including any severance, restructuring, legal or other costs; (xii) the proceeds realized with respect to any business or product line disposals; (xiii) the extent of any asset impairments with respect to any businesses or product lines that are sold or discontinued; (xiv) the success of the Company’s efforts to manage freight costs, steel and other commodity costs as well as capital expenditures; (xv) the Company’s ability to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodity costs and any inflation increases and/or currency impacts; (xvi) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xvii) the Company’s ability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges; (xviii) the Company’s ability to obtain favorable settlement of tax audits; (xix) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (xx) the continued ability of the Company to access credit markets under satisfactory terms; (xxi) the Company’s ability to negotiate satisfactory price and payment terms under which the Company buys and sells goods, services, materials and products; and (xxii) the Company’s ability to successfully develop, market and achieve sales from new products and services.

The Company’s ability to deliver the Results is also dependent upon: (i) the success of the Company’s marketing and sales efforts, including the ability to develop and market new and innovative products at the right price points in both existing and new markets; (ii) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (iii) the Company’s ability to continue improvements in working capital through effective management of accounts receivable and inventory levels; (iv) the ability to continue successfully managing and defending claims and litigation; (v) the success of the Company’s efforts to mitigate any adverse earnings impact resulting from, for example, increases in the cost of energy or significant Chinese Renminbi, Canadian Dollar, Euro, British Pound, Brazilian Real or other currency fluctuations; (vi) the geographic distribution of the Company’s earnings; (vii) the commitment to and success of the Stanley Fulfillment System including, core innovation, breakthrough innovation, digital and commercial excellence and functional transformation; and (viii) successful implementation with expected results of cost reduction programs.

The Company’s ability to achieve the Results will also be affected by external factors. These external factors include: challenging global geopolitical and macroeconomic environment, possibly including impact from “Brexit” or other similar actions from other EU member states; the economic environment of emerging markets, particularly Latin America, Russia, China and Turkey; pricing pressure and other changes within competitive markets; the continued consolidation of customers particularly in consumer channels; inventory management pressures on the Company’s customers; the impact the tightened credit markets may have on the Company or its customers or suppliers; the extent to which the Company has to write-off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; increasing competition; changes in laws, regulations and policies that affect the Company, including, but not limited to trade, monetary, tax and fiscal policies and laws; the timing and extent of any inflation or deflation; the impact of poor weather conditions on sales; currency exchange fluctuations; the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program; the strength of the U.S. and European economies; the extent to which world-wide markets associated with homebuilding and remodeling stabilize and rebound; the impact of events that cause or may cause disruption in the Company’s supply, manufacturing, distribution and sales networks such as war, terrorist activities, and political unrest; and recessionary or expansive trends in the economies of the world in which the Company operates. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.